1 POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION TO EXECUTIVE OFFICERS Purpose The Board of Directors (the “Board”) of Helen of Troy Limited, a Bermuda company (the “Company”), has adopted this policy (this “Policy”) which requires the recovery of certain executive compensation in the event that the Company is required to prepare an Accounting Restatement. References herein to the Company also include all of its consolidated direct and indirect subsidiaries. This Policy is designed to comply with Section 10D of the Exchange Act, Rule 10D-1 thereunder and Nasdaq Listing Rule 5608 (“Rule 5608”) and will be interpreted and applied accordingly. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the last section of this Policy. Covered Persons This Policy applies to the Company’s current and former executive officers, as determined pursuant to Rule 16a-1(f) promulgated under the Exchange Act and including executive officers identified under Item 401(b) of Regulation S-K (“Executive Officers,” and together with any former Executive Officer, the “Covered Persons”). If directed by the Board or the Compensation Committee of the Board (the “Compensation Committee”), each Executive Officer shall be required to sign and return to the Company the Acknowledgement Form attached hereto as Exhibit A pursuant to which such Executive Officer will agree to be bound by the terms and comply with this Policy. Recoupment of Erroneously Awarded Compensation upon an Accounting Restatement If the Company is required to prepare an Accounting Restatement, the Company will recover reasonably promptly all Erroneously Awarded Compensation from each Covered Person, unless the Compensation Committee determines in accordance with the terms of this Policy that such recovery is impracticable. Recoupment of Erroneously Awarded Compensation pursuant to this Policy is made on a “no fault” basis, without regard to whether any misconduct occurred or whether any Covered Person has responsibility for the noncompliance that resulted in the Accounting Restatement. Method of Recoupment The Compensation Committee will determine, in its sole discretion, the method for recouping Erroneously Awarded Compensation hereunder, which may include any of the following: • Requiring reimbursement of cash Incentive Compensation previously paid; • Seeking recovery of any gain realized on or since the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; • Offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Person (including any severance otherwise payable by the Company to the Covered Person); • Making a deduction from the Covered Person’s salary; Exhibit 97

2 • Requiring the Covered Person to transfer back to the Company any shares he or she received pursuant to an equity award; • Surrendering to the Company any shares being held pursuant to stock ownership guidelines; • Cancelling, or reducing the number of shares subject to, or the value of, outstanding vested or unvested equity awards; and/or • Taking any other remedial and recovery action permitted by law, as determined by the Compensation Committee. The Compensation Committee will consider Section 409A of the U.S. Internal Revenue Code of 1986, as amended, prior to offsetting recouped amounts against future payments of deferred compensation. In addition, the Compensation Committee may, in its sole discretion, determine whether and to what extent additional action is appropriate to address the circumstances surrounding the noncompliance so as to minimize the likelihood of any recurrence. Impracticability The Compensation Committee will recover any Erroneously Awarded Compensation in accordance with this Policy unless the Compensation Committee determines that such recovery would be impracticable because: • The direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered; • Recovery would violate an applicable home country law adopted prior to November 28, 2022; or • Recovery would likely cause an otherwise tax-qualified, broad-based retirement plan of the Company to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. Before concluding that it would be impracticable to recover any Erroneously Awarded Compensation based on the expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, and the Company Secretary or such other officer designated by the Compensation Committee, on behalf of the Compensation Committee, shall document such reasonable attempt(s) to recover and provide that documentation to Nasdaq when required. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of law, the Compensation Committee shall, to the extent required by the SEC rules and regulations and Rule 5608, engage legal counsel experienced and qualified to practice law in the applicable jurisdiction (if such counsel is acceptable to Nasdaq) to render an opinion that recovery would result in a violation of law and shall provide such opinion to Nasdaq. The Company shall provide funding for the fees and expenses of such legal counsel as approved by the Compensation Committee. Other Recoupment Rights The Board intends that this Policy will be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company (i) under applicable law, regulation or rule, (ii) pursuant to the terms of any similar policy or recoupment provision in any employment agreement, severance agreement, equity award agreement, compensation plan, bonus plan, stock incentive plan or similar agreement or plan or any other program or agreement under which any compensation has been granted, awarded, earned or paid or similar agreement or plan, and (iii) any other legal remedies available to the Company. Further, the provisions of this Policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002.

3 No Indemnification or Insurance Neither the Company nor any of its subsidiaries or affiliates shall indemnify any Covered Person against the loss of any Erroneously Awarded Compensation. Further, neither the Company nor any of its subsidiaries or affiliates shall pay or reimburse any Covered Person for any insurance policy entered into by a Covered Person that provides for full or partial coverage of any recoupment obligation under this Policy. Successors This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators, or other legal or personal representatives. Disclosure The Company shall file all disclosures with respect to this Policy required by applicable SEC rules and regulations and by Nasdaq. Change of Listing In the event that the Company lists its securities on any national securities exchange or national securities association other than Nasdaq, all references to Nasdaq in this Policy shall mean each national securities exchange or national securities association upon which the Company has a class of securities then listed. Administration The Compensation Committee will be responsible for monitoring the application of this Policy. The Compensation Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. Any determinations made by the Compensation Committee will be final and binding on all affected individuals and need not be uniform with respect to each individual covered by the Policy. In the administration of this Policy, the Compensation Committee is authorized and directed to consult with the full Board or such other committees of the Board as may be necessary or appropriate as to matters within the scope of such other committee’s responsibility and authority. Subject to any limitation at applicable law, the Compensation Committee may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). Amendment This Policy may be amended upon the approval of the Board or the Compensation Committee of the Board in its discretion in any manner consistent with applicable law and regulation. The Board or Compensation Committee may terminate this Policy at any time when the Company does not have a class of securities listed on a national securities exchange or a national securities association.

4 Construction Unless the express context otherwise requires: (i) all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require; (ii) all terms defined in this Policy in their singular or plural forms have correlative meanings when used herein in their plural or singular forms respectively; (iii) unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”; (iv) the words ”hereof,” “herein,” and “hereunder” and words of similar import, when used in this Policy, shall refer to this Policy as a whole and not to any particular provision of this Policy; (v) references herein to any person shall include such person’s successors and assigns, beneficiaries, heirs, executors, administrators, or other legal or personal representatives; and (vi) references herein to any law, rule or regulation mean such law, rule or regulation as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time, and all rules and regulations promulgated thereunder, unless the context requires otherwise. In the event of any inconsistency or conflict between this Policy and the terms of any employment agreement, severance agreement, equity award agreement or similar agreement to which a Covered Person is a party, or the terms of any compensation plan, bonus plan, stock incentive plan or similar agreement or plan or any other program or agreement under which any compensation has been granted, awarded, earned or paid or similar agreement or plan, the terms of this Policy shall govern. Definitions For purposes of this Policy, the following capitalized terms shall have the meanings set forth below: • “Accounting Restatement” means an accounting restatement of any of the Company's financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or to correct an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, within the meaning of Rule 10D-1 and Rule 5608. For the avoidance of doubt, an Accounting Restatement will not be deemed to occur in the event of a restatement of the Company’s financial statements due to an out-of-period adjustment or due to a retrospective (i) application of a change in accounting principles; (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; or (v) revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure. • “Covered Incentive Compensation” means Incentive Compensation Received on or after October 2, 2023 by a person: (i) after beginning service as an Executive Officer, (ii) who served as an Executive Officer at any time during the performance period for that Incentive Compensation, and (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare the Accounting Restatement (or such longer period as required under Rule 5608 in the event the Company changes its fiscal year). The date that the Company is required to prepare the Accounting Restatement will be the earlier of (x) the date the Board concluded or reasonably should have concluded that the Accounting Restatement is required, and (y) the date a court, regulator or other authorized body directs the Company to prepare the Accounting Restatement.

5 • “Erroneously Awarded Compensation” means the amount of Covered Incentive Compensation that was Received by each Covered Person in excess of the Covered Incentive Compensation that would have been Received by the Covered Person had such Covered Incentive Compensation been determined based on the restated Financial Reporting Measure following an Accounting Restatement, computed without regard to taxes paid. For this purpose, if the amount of Covered Incentive Compensation that is Received by a Covered Person was based on the Company's stock price or total shareholder return and is not subject to mathematical recalculation directly from the Accounting Restatement, the amount to be recovered as Erroneously Awarded Compensation shall be based on a reasonable estimate of the effect of the Accounting Restatement on the Financial Reporting Measure upon which the Covered Incentive Compensation was Received. The Company's Corporate Secretary shall, on behalf of the Compensation Committee, obtain and maintain all documentation of the determination of any such reasonable estimate and provide such documentation to Nasdaq when required. • “Exchange Act” means the Securities Exchange Act of 1934, as amended. • “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure that is derived wholly or in part from any such measure, and (ii) the Company’s stock price and the total stockholder return of the Company. A measure, however, need not be presented within the financial statements or included in a filing with the SEC to constitute a Financial Reporting Measure. • “Incentive Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For the avoidance of doubt, Incentive Compensation shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive Compensation (including any amounts under any long-term disability, life insurance or supplemental retirement plan or any notional account that is based on Incentive Compensation, as well as any earnings accrued thereon). • “Nasdaq” means Nasdaq Stock Market. • “Received” - Incentive Compensation is deemed “Received” in the Company's fiscal period during which the Financial Reporting Measure specified in such Incentive Compensation is attained. • “SEC” means the U.S. Securities and Exchange Commission. Adopted: November 8, 2023

6 Exhibit A Helen of Troy Limited Policy for Recovery of Erroneously Awarded Compensation to Executive Officers Acknowledgment Form By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Helen of Troy Limited Policy for Recovery of Erroneously Awarded Compensation to Executive Officers (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy. By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner permitted by, the Policy. In the event of any inconsistency or conflict between the Policy and the terms of any employment agreement, severance agreement, equity award agreement or similar agreement to which I am a party, or the terms of any compensation plan, bonus plan, stock incentive plan or similar agreement or plan or any other program or agreement under which any compensation has been granted, awarded, earned or paid or similar agreement or plan, the terms of the Policy shall govern. ________________________________ Signature ________________________________ Print Name ________________________________ Date